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EXHIBIT (j)(2)

                              CONSENT OF KMPG LLP.

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                                                                  Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the
   American Performance Funds:

We consent to the use of our report dated October 26, 2004 on the American Performance Funds' financial statements as incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
December 29, 2004